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                                                        Exhibit 23 (a)




             Consent of Independent Certified Public Accountants



The Board of Directors
The Travelers Life and Annuity Company
The Travelers Insurance Company:

We consent to the use of our reports included herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


Hartford, Connecticut
March 11, 1998